UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2013

SMTC Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

635 Hood Road Markham, Ontario, Canada	L3R 4N6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (905) 479-1810

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 14, 2013, SMTC Corporation (the "Company") issued a press release (the "Press Release") announcing its financial results for its fiscal year ended December 30, 2012 and its fourth quarter ended December 30, 2012. A copy of which is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

The Company is also holding a conference call to discuss the results at 5:00 p.m. EST on March 14, 2013. A recorded replay of the conference call will be available on the Company's website shortly after the live call and will remain available until April 14, 2013.

As more fully discussed below in Item 4.02 below, the Press Release also announced that the Company will restate certain previously issued financial statements in order to reclassify its PNC revolving credit facility from long-term debt to current liabilities due to a technical accounting issue.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On March 13, 2013, the Company's management, with the agreement of the Audit Committee of the Board of Directors, determined that the Company will need to restate certain of its previously issued consolidated financial statements for the year ended January 1, 2012 and the quarterly periods ended October 2, 2011 and April 1, July 1 and September 30, 2012 in order to reclassify its revolving credit facility as a current liability. As a result, the Company determined that because of the pending reclassification, the consolidated balance sheets included in the consolidated financial statements for the year ended January 1, 2012, the third fiscal quarter of 2011 and the first three fiscal quarters of 2012 should no longer be relied upon. The Company's management and Audit Committee discussed these matters with KPMG LLP, the Company's independent registered public accounting firm.

The reclassification will result in a $14.96 million decrease in long-term debt and a corresponding increase in current liabilities as of October 2, 2011; a $12.45 million decrease in long-term debt and a corresponding increase in current liabilities as of January 1, 2012; a $24.59 million decrease in long-term debt and a corresponding increase in current liabilities as of April 1, 2012; a $23.09 million decrease in long-term debt and a corresponding increase in current liabilities as of July 1, 2012; and a $25.24 million decrease in long-term debt and a corresponding increase in current liabilities as of September 30, 2012. The Company reached its conclusion based on its consideration of FASB ASC Topic 470, "Debt" and a reevaluation of the terms of the Company's revolving credit facility.

The Company currently expects to file its Annual Report on Form 10-K for the year ended December 30, 2012 as soon as practicable and no later than March 29, 2013, which annual report will include the restated consolidated comparative balance sheet as of January 1, 2012. The Company will also restate the consolidated comparative balance sheets for the third fiscal quarter of 2011 and the first three fiscal quarters of 2012 in subsequent filings as soon as practicable.

Item 9.01. Financial Statements and Exhibits.

(c)
Exhibit Number	Description

99.1	Press Release of SMTC Corporation dated March 14, 2013.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC Corporation (Registrant)
March 14, 2013 (Date)	/s/ ALEX WALKER Alex Walker Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of SMTC Corporation dated March 14, 2013.